EXHIBIT 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

ARTELO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

  Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Security(3)(4)	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	457(o)	—	$—	$—	$110.20 per $1,000,000	$—
Equity	Preferred Stock, par value $0.001 per share	457(o)	—	$—	$—	$110.20 per $1,000,000	$—
Debt	Debt Securities	457(o)	—	$—	$—	$110.20 per $1,000,000	$—
Debt Convertible into Equity	Warrants	457(o)	—	$—	$—	$110.20 per $1,000,000	$—
Other	Subscription Rights	457(o)	—	$—	$—	$110.20 per $1,000,000	$—
Equity	Units(5)	457(o)	—	$—	$—	$110.20 per $1,000,000	$—
Unallocated (Universal Shelf)	—	457(o)	—	$—	$75,000,000	$110.20 per $1,000,000	$8,265
Total Offering Amounts					$75,000,000		$8,265
Total Fees Previously Paid							—
Total Fee Offsets							$8,265
Net Fee Due							$0

(1)

The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock or preferred stock and (e) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)

The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S‑3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(4)

Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $75,000,000.

(5)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Artelo Biosciences, Inc.	S-3	333-235917	01/15/2020		$8,265 (1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$8,265 (1)
Fee Offset Claims	Artelo Biosciences, Inc.	S-3	333-235917		01/15/2020						$8,265 (1)

(1)

The registrant has previously registered the offer and sale of $100,000,000 of securities pursuant to a universal shelf Registration Statement on Form S-3 (File No. 333-253917), filed with the Securities and Exchange Commission on January 15, 2020, and was declared effective by the Securities and Exchange Commission on February 3, 2020 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $12,980. Of the $100,000,000 of securities registered under the Prior Registration Statement, $77,386,305 of the securities remain unsold (the “Unsold Securities”). The Prior Registration Statement has expired. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $10,044 that has already been paid and remains unused with respect to the Unsold Securities is offset against the registration fee of $8,265 due for this offering.

Table 3: Combined Prospectuses

N/A

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